UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2010 (November 26, 2010)

MEDLINK INTERNATIONAL, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31771	41-1311718
(State or other jurisdiction of	(Commission File Number)	(I.R.S.Employer
incorporation or organization)		Identification Number)

1 Roebling Court
Ronkonkoma, New York 11797
 (Address of principal executive offices, Zip code)

631-342-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

Convertible Debenture Offering:

On November 26, 2010, MedLink International, Inc. (the “Company”) and several institutional investors (“Investors”) entered into a Subscription Agreement (“Subscription Agreement”), attached hereto as Exhibit 10.1, pursuant to which Investors purchased from the Company a senior secured convertible debenture (the “Debenture”), attached hereto as Exhibit 10.2, in the principal amount of $1,250,000 (the “Investment”) with an original issue discount of 10% to the principal amount (“Convertible Debenture Offering”).  The Debenture bears interest at a rate of 10% per annum and is convertible into shares of the Company’s class A common stock (“Common Stock”) at any time commencing nine months from the date of the Debenture at a conversion price of $0.83 per shares, subject to adjustment.  The Debenture is due and payable on May 26, 2012.  In connection therewith, the Company also issued: (i) an aggregate of 753,012 Class A.1 Warrants (“Class A.1 Warrants”), in the form attached hereto as Exhibit 10.3, and (ii) an aggregate of 753,012 Class A.2 Warrants (“Class A.2 Warrants”), in the form attached hereto as Exhibit 10.4, to the Investors.  The Class A.1 Warrants are exercisable at a price of $1.50 per share, subject to adjustment, and the Class A.2 Warrants are exercisable at a price of $2.00 per share, subject to adjustment.  Each of the Class A.1 Warrants and the Class A.2 Warrants are exercisable for a period of 5 years. The Investors were also issued an aggregate of 187,500 shares of the Company’s Common Stock in connection with their purchase of the Debenture (the “Additional Shares”).  The Debentures, the Class A.1 Warrants, the Class A.2 Warrants and the Additional Shares, were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Aegis Capital Corporation acted as placement agent for the transaction. Total commissions paid in connection with this transaction were $112,500.00 in cash, 56,250 Class A.1 Warrants, and 56,250 Class A.2 Warrants.

Pursuant to the terms of the Subscription Agreement, the Company agreed, among other things, to use the net proceeds from the Investment substantially for working capital and the completion of the acquisition of MedAppz or any other acquisition that is previously approved in writing by the Investors. Without limiting the foregoing, the net proceeds from the Investment may not, and, shall not, be used for accrued and unpaid officer and director salaries, nor payment of financing related debt, nor redemption of outstanding notes or equity instruments of the Company, nor non-trade payables outstanding on the Closing Date.

The Company also agreed under the Subscription Agreement to indemnify Investor for losses arising out of or resulting from material breaches of representations, warranties, agreements and covenants made by the Company in the Subscription Agreement or the other agreements entered into in connection therewith.

Pursuant to the terms of each of the Debentures and the Warrants the Investors received full-ratchet anti-dilution protection in the event that any shares of Common Stock, or securities convertible into Common Stock, are issued at less than the conversion price of the Debenture, or exercise price of the Warrants, as applicable, except in connection with the following issuances of the Company’s Common Stock, or securities convertible into Common Stock: (i) the Company’s issuance of its securities as full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements, (iii) the Company’s issuance of restricted Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, advisory board members, and consultants pursuant to plans approved by the Company’s board of directors, or (iv) as a result of the exercise of Warrants or conversion of Debentures which are granted or issued pursuant to the Subscription Agreement and related Agreements entered into on the unamended terms in effect on the Closing Date.

Upon the occurrence of an Event of Default of the Debentures, that is not subsequently cured within the applicable “cure” period, the Conversion Price of the Debentures shall be adjusted to the lower of (i) 50% of the previous five (5) day volume weighted average price (as determined by Bloomberg L.P.) immediately prior to the date of the Event of Default of the Company’s Common Stock and (ii) the then applicable Conversion Price, and the Holder will have the right to redeem the entire outstanding principle of the Debentures together with all accrued and unpaid interest.

Additionally, the Company entered into a security agreement with the Investors, in the form attached hereto as Exhibit 10.5, whereby the Company granted the Investors a security interest in all of the Company’s assets until such time as the Debentures are repaid or converted in full.

The Company’s officers, directors and 5% or greater shareholders have entered into a lockup agreement, in the form attached hereto as Exhibit 10.6, whereby they have agreed not to sell any of the shares of Common Stock beneficially owned by them: (i) from the date of the Subscription Agreement until the earlier of (A) the date of the repayment or conversion of the Debenture in full and (B) twelve (12) months after the effectiveness of the Registration Statement, if any, without the written consent of a majority in interest of the Investors or (ii) if the person entering into the lockup agreement is an officer of the Company and not a director or beneficial owner, then until such person is no longer employed and has not been employed by the Company or any of the Company’s subsidiaries for the preceding three months; provided, however, that any such restriction pursuant to this subsection shall not prevent any terminated employee from exercising any stock options issued to such employee under a Company approved stock option plan.

The foregoing summary of the terms and conditions of the Subscription Agreement, the Debenture, the Warrants, the Security Agreement and the Lockup Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Common Stock Offering:

On November 26, 2010, the Company completed a private placement of an aggregate of 1,500,000 shares of its Class A Common Stock, with 300,000 or 20% of the shares subject to a 12 month lockup, and an aggregate of 600,000 Class A1 Warrants and 600,000 Class A2 Warrants (“Common Stock Offering”) to individual investors excercisable into the Company’s Class A Common Stock.  The Class A1 Warrants are exercisable for three (3) years from the date of subscription at an exercise price of $1.50 per share, subject to adjustment and the Class A2 Warrants are exercisable for three (3) years from the date of subscription at an exercise price of $2.00 per share, subject to adjustment.  Each of the forms of Class A1 Warrants and Class A2 Warrants are attached hereto as Exhibit 10.7 and 10.8, respectively. The Company received $1,000,000 in gross proceeds from the Common Stock Offering.   The Common Stock, the Class A1 Warrants and the Class A2 Warrants, were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Aegis Capital Corporation acted as placement agent for the transaction. Total cash commissions of $120,000.00 were paid in connection with this transaction, and 45,000 Class A1 warrants and 45,000 Class A2 warrants.

The investors received piggyback registration rights with respect to their shares of common stock and the shares of common stock underlying the Class A1 and Class A2 Warrants.

For a full description of the Class A1 and Class A2 Warrants sold in the common stock offering please review exhibits 10.7 and 10.8 hereto.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Convertible Debenture Offering and the Common Stock Offering, including the issuance of the securities in connection therewith.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

10.1	Subscription Agreement dated November 26, 2010 (without schedules and exhibits)
10.2	Form of Senior Secured Convertible Debenture
10.3	Form of Class A.1 Warrant
10.4	Form of Class B.1 Warrant
10.5	Form of Security Agreement
10.6	Form of Lockup Agreement
10.7	Form of Common Stock Offering Class A Warrant
10.8	Form of Common Stock Offering Class B Warrant
99.1	Press Release dated November 29, 2010

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company does not undertake a duty to update any forward looking statements made in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLINK INTERNATIONAL, INC.

Date: December 2, 2010	By: /s/ Ray Vuono
Name: Ray Vuono
Title: Chief Executive Officer